Exhibit 99.2

OmnicomGroup

FULL YEAR 2004 RESULTS Investor Presentation

February 22, 2005

The following materials have been prepared for use in the February 22, 2005 conference call on Omnicom’s results of operations for the year December 31, 2004. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements

Certain of the statements in this document constitute forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial condition and results of operations, changes in general economic conditions, competitive factors, changes in client communication requirements, the hiring and retention of human resources and our international operations, which are subject to the risks of currency fluctuations and exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These statements are present expectations. Actual events or results may differ materially.

Other Information

All dollar amounts are in millions except for EPS. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document has been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

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2004 vs. 2003 P&L Summary

	Fourth Quarter (a)			Full Year (a)
	2004	2003	% change	2004	2003	% change
Revenue	$ 2,789.0	$ 2,506.0	11.3%	$ 9,747.2	$ 8,621.4	13.1%

Operating Income	394.9	353.1	11.8%	1,215.4	1,091.9	11.3%
% Margin	14.2%	14.1%		12.5%	12.7%

Net Interest Expense	10.0	10.0		36.6	42.8

Profit Before Tax	384.9	343.1	12.2%	1,178.8	1,049.1	12.4%
% Margin	13.8%	13.7%		12.1%	12.2%

Taxes	129.4	113.2		396.3	353.0
% Tax Rate	33.6%	33.0%		33.6%	33.6%

Profit After Tax	255.5	229.9	11.1%	782.5	696.1	12.4%

Equity in Affiliates	6.6	6.8		17.1	15.1
Minority Interest	(25.6)	(26.0)		(76.1)	(80.2)

Net Income	$ 236.5	$ 210.7	12.2%	$ 723.5	$ 631.0	14.7%

(a)	In connection with our adoption on January 1, 2004 of SFAS 123 — “Accounting for Stock-Based Compensation” as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment for FASB Statement No. 123,” utilizing the retroactive restatement method, stock-based compensation costs have been expensed in the current period and the results for the quarter ended December 31, 2003 and Full Year 2003 have been restated as if we had used the fair value method to account for employee stock- based compensation beginning January 1, 2003.

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2004 vs. 2003 Earnings Per Share
	Fourth Quarter (a)		Full Year (a)
	2004	2003	2004	2003
Earnings per Share:
Basic	$ 1.28	$ 1.12	$ 3.90	$ 3.37
Diluted	1.28	1.12	3.88	3.37

Weighted Average Shares (millions):
Basic	184.1	187.8	185.7	187.3
Diluted	185.2	188.9	186.6	187.6

Dividend Declared Per Share	$0.225	$0.200	$0.900	$0.800

(a)	In connection with our adoption on January 1, 2004 of SFAS 123 — “Accounting for Stock-Based Compensation” as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment for FASB Statement No. 123,” utilizing the retroactive restatement method, stock-based compensation costs have been expensed in the current period and the results for the quarter ended December 30, 2003 and Full Year 2003 have been restated as if we had used the fair value method to account for employee stock-based compensation beginning January 1, 2003.

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2004 Total Revenue Growth
	Fourth Quarter		Full Year
	$	%	$	%
Prior Period Revenue	$2,506.0		$8,621.4

Foreign Exchange (FX) Impact(a)	103.5	4.1%	390.6	4.5%

Acquisition Revenue(b)	19.2	0.8%	163.9	1.9%

Organic Revenue(c)	160.3	6.4%	571.3	6.7%

Current Period Revenue	$2,789.0	11.3%	$9,747.2	13.1%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

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2004 Revenue By Discipline

	$ Mix	% Growth(a)
Advertising	1,202.6	9.3%

CRM	981.0	10.5%

PR	280.3	15.7%

Specialty	325.1	17.8%

	$ Mix	% Growth(a)
Advertising	4,207.5	11.4%

CRM	3,366.1	14.0%

PR	1,040.5	12.0%

Specialty	1,133.1	17.6%

(a)	“Growth” is the year-over-year growth from the prior period. Certain reclassifications have been made to the December 31, 2003 presentation to conform the numbers to the December 31, 2004 balances presented.

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2004 Revenue By Geography

	$ Mix	$ Growth
United States	$1,441.8	$113.9
Organic		95.2
Acquisition		18.7
International	$1,347.2	$169.1
Organic		65.1
Acquisition		0.5
FX		103.5

	$ Mix	% Growth
United States	$1,441.8	8.6%
Euro Denominated	627.4	15.3%
United Kingdom	307.6	12.0%
Other	412.2	14.8%

	$ Mix	$ Growth
United States	$5,223.4	$502.5
Organic		370.6
Acquisition		131.9
International	$4,523.8	$623.3
Organic		200.7
Acquisition		32.0
FX		390.6

	$ Mix	% Growth
United States	$5,223.4	10.6%
Euro Denominated	2,058.2	15.0%
United Kingdom	1,085.0	15.2%
Other	1,380.6	18.1%

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Cash Flow - GAAP Presentation (condensed)

	Full Year
	2004	2003	2002
Net Income	$ 723.5	$ 631.0	$ 570.5
Stock-Based Compensation Expense	143.4	148.8	187.8
Depreciation and Amortization	172.1	160.9	150.3
Cash-Tax Differences	108.7	23.2	(35.1)
Other non-cash items to reconcile to net income	79.1	93.9	93.5
Other changes in Working Capital	60.8	(3.6)	33.6

Net Cash Provided by Operations	1,287.6	1,054.2	1,000.6

Capital Expenditures	(159.7)	(141.1)	(117.2)
Acquisitions and Long-term Investments	(340.5)	(410.0)	(586.3)
Other Short-term Investing activities, net	(258.7)	(262.9)	20.4

Net Cash Used by Investing Activities	(758.9)	(814.0)	(683.1)

Dividends	(163.1)	(149.3)	(148.4)
Stock Repurchases	(446.5)	(25.9)	(371.7)
Other Financing Activities	(40.4)	529.8	400.3

Net Cash (Used in) Provided by Financing Activities	(650.0)	354.6	(119.8)

Effect of exchange rate changes on cash and cash equivalents	43.4	(18.3)	(2.9)

Net (Decrease) Increase in Cash and Cash Equivalents	(77.9)	576.5	194.8

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After-Tax Free Cash Flow (a)

	Full Year
	2004	2003	2002
Net Income	$ 723.5	$ 631.0	$ 570.5

Stock-Based Compensation Expense	143.4	148.8	187.8
Depreciation and Amortization	172.1	160.9	150.3
Cash-Tax Differences	108.7	23.2	(35.1)

After-Tax Free Cash Flow	1,147.7	963.9	873.5

Primary Cash Uses:
Capital Expenditures	159.7	141.1	117.2
Dividends	163.1	149.3	148.4
Acquisitions and Long-term Investments	340.5	410.0	586.3
Stock Repurchases, (net of proceeds)(b)	371.7	(27.2)	320.9

(a)

The After-Tax Free Cash Flow numbers presented above are a non-GAAP measure. They exclude changes in working capital and certain other investing and financing activities. This presentation reflects the metrics used by management to assess our generation of cash. We believe that this presentation is more meaningful for understanding our after-tax free cash flow and our primary uses of that cash flow. This presentation was derived from our GAAP condensed statement of cash flow on the previous page of this presentation.

(b)	Stock repurchases of $446.5 million in 2004, $25.9 million in 2003 and $371.7 million in 2002 are net of proceeds from stock option exercises and stock sold in our employee stock purchase plan of $74.8 million, $53.1 million and $50.8 million for the years ended 2004, 2003 and 2002, respectively.

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Current Credit Picture

	Full Year
	2004		2003
Operating Income (EBIT) (a)	$ 1,215		$ 1,092
Net Interest Expense (a)	$ 36.6		$ 42.8
EBIT / Net Interest	33.2	x	25.5	x
Net Debt / EBIT	0.7	0	0.9	6

Debt:
Bank Loans (Due Less Than 1 Year)	$ 18		$ 42
5.20% Euro Notes Due 6/24/05 (b)	207		192
Convertible Notes Due 2/7/31	847		847
Convertible Notes Due 7/31/32	892		892
Convertible Notes Due 6/15/33	600		600
Loan Notes and Sundry (various through 2010)	22		18

Total Debt	$ 2,586		$ 2,591

Cash and Short Term Investments	1,740		1,547

Net Debt	$ 846		$ 1,044

(a)	“Operating Income (EBIT)” and “Net Interest Expense” calculations shown are for the years ended as specified. Although our bank agreements reference EBITDA, we have used EBIT for this presentation because EBITDA is a non-GAAP measure. 2003 figures are restated to reflect the adoption of SFAS 123 — “Accounting for Stock-Based Compensation.”
(b)	The change in the outstanding balance results from changes in the Euro to US dollar currency exchange rate. The Euro balance outstanding as of December 31, 2004 and 2003 was €152.4.

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Current Liquidity Picture

	Total Amount of Facility	As of December 31, 2004
		Outstanding	Available

Committed Facilities
364 Day Revolver due 5/23/05(a)	$ 500	$ —	$ 500
5 Year Revolver due 5/24/09	1,500	—	1,500
Other Committed Credit Facilities	18	18	—

Total Committed Facilities	2,018	18	2,000

Uncommitted Facilities (b)	384	—	—	(b)

Total Credit Facilities	$2,402	$ 18	2,000

Cash & Short Term Investments			1,740

Total Liquidity Available			$3,740

(a)	The $500 million 364 Day Credit facility includes a one-year term out at maturity at our option.
(b)	Uncommitted facilities in the US, U.K. and Canada. These amounts are excluded for purposes of this analysis.

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Return on Equity(a)

(a)	“Return on Equity” is constant dollar based Net Income for the given period divided by the shareholders’ equity at the end of the prior period which has also been adjusted to a constant dollar basis.

In connection with our adoption on January 1, 2004 of SFAS 123 — “Accounting for Stock-Based Compensation” as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment for FASB Statement No. 123,” utilizing the retroactive restatement method, stock-based compensation costs have been expensed in the current period and the results for the years ended December 31, 2002 and 2003 have been restated as if we had used the fair value method to account for employee stock-based compensation beginning January 1, 2002.

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Acquisitions Summary

Acquisition Related Expenditures

Full Year 2004
New Subsidiary Acquisitions (a)	$ 32

Affiliates to Subsidiaries (b)	1

Affiliates (c)	2

Existing Subsidiaries (d)	151

Earn-outs (e)	192

Total Acquisition Expenditures	$378

Note: See appendix for subsidiary acquisition profiles.

(a)	Includes acquisitions of a majority interest in new agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies.
(e)	Includes additional consideration paid for acquisitions completed in prior periods.

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Potential Earn-out Obligations

The following is an estimate of future earn-out related obligations as of December 31, 2004, assuming that the underlying acquired agencies continue to perform at their current levels: (a)

2005	2006	2007	2008	Thereafter	Total
$225	$82	$81	$47	$23	$458

(a)	The ultimate payments will vary as they are dependent on future events and changes in FX rates.

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Potential Obligations

In conjunction with certain transactions Omnicom has agreed to acquire (at the sellers’ option) additional equity interests. The following is an estimate of these potential future obligations (as of December 31, 2004), assuming these underlying acquired agencies continue to perform at their current levels:(a)

	Currently Exercisable	Not Currently Exercisable	Total
Subsidiary Agencies	$139	$ 99	$238
Affiliated Agencies	24	12	36

Total	$163	$111	$274

(a)	The ultimate payments will vary as they are dependent on future events and changes in FX rates.

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Fourth Quarter Acquisition

Cooper & Hayes

Cooper & Hayes is a full-service agency. The acquisition of Cooper & Hayes will enhance DDB’s foothold in the Southeast and its expertise in the cruise, vacation and tourism industries.

The Company is located in Coral Gables, Florida and will be renamed Cooper DDB.

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Fourth Quarter Acquisition

Hornall Anderson Design Works

Hornall Anderson Design Works is an integrated, full service brand design firm. The firm’s competency focuses on strategic based design. Services include: brand strategy, brand design, corporate identity, packaging, literature systems, branded environments and interactive media.

The Company is located in Seattle, Washington.

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Fourth Quarter Acquisition

U5

U5 is a small full service agency which currently services one of our existing client’s in the automotive industry. U5 supports this client in Europe, the Middle East and Asia. Interone Worldwide acquired U5 to strengthen and expand its existing client relationship. Interone and U5 have considerable opportunities for expanding the range of services offered to this shared client within other agencies in the BBDO network group in Germany and the BBDO worldwide network.

The Company is located in Dusseldorf, Germany.

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